WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

BILLET FINDER INC..

A NEVADA CORPORATION

The undersigned Directors, being all the Directors of Billet Finder Inc.., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

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